UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 22, 2023

TRADEUP ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-40608	86-1314502
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

437 Madison Avenue, 27th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(732) 910-9692
(
Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one-half of one Warrant	UPTDU	The Nasdaq Stock Market LLC

Common Stock, par value $0.0001 per share	UPTD	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	UPTDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging  growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 22, 2023, TradeUP Acquisition Corp. (the “Company”) received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Markets (“Nasdaq”) stating that the Nasdaq Staff had determined to grant the Company an extension of time through October 16, 2023 to regain compliance with Listing Rule 5550(a)(3) (the “Public Holder Rule”).

As previously disclosed, the Company had received a separate written notice from Nasdaq stating that the Company did not meet the requirements of the Public Holder Rule. The Company submitted its plan of compliance on June 5, 2023 accordingly. Based on the review of the materials submitted by the Company, Nasdaq determined to grant the Company an extension until October 16, 2023 to regain compliance with the Public Holder Rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TradeUP Acquisition Corp.

	By:	/s/Weiguang Yang
	Name:	Weiguang Yang
	Title:	Co-Chief Executive Officer

Date: June 23, 2023